Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-3 (Nos. 333-10661 and 333-49665), on Form S-4 (No. 333-63721) and on Form S-8 (No. 33-56971) of ICN Pharmaceuticals, Inc. of our report dated January 15, 1999 relating to the special purpose statement of net sales and product contribution of F. Hoffmann-La Roche Ltd, which appears in the Quarterly Report on Form 10-Q of ICN Pharmaceuticals, Inc. dated November 13, 1998, as amended.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
January 19, 1999